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                                                                    Exhibit 23.5


                          CONSENT OF RESERVE ENGINEER

The Board of Directors of Pure Resources, Inc.

     I hereby consent to the incorporation by reference in the registration statements on Form S-8 to be filed by Pure Resources, Inc. on or about the date hereof, of references to my name included in the proxy/statement prospectus of Pure Resources, Inc in its Registration Statement on Form S-4 (File No. 333-34970), including under the heading "Experts" in the proxy statement/prospectus.


/s/ Gary M. Dupriest
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Gary Dupriest
Vice President - Pure Resources, Inc.

May 25, 2000